Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release

For Immediate Release July 28, 2020	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES SECOND QUARTER AND YEAR-TO-DATE 2020 FINANCIAL RESULTS

STOUGHTON, Massachusetts, July 28, 2020 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced net income of $5,191,000, or $1.02 per share, for the three months ended June 30, 2020 compared to net income of $1,506,000, or $0.28 per share, for the three months ended June 30, 2019. Net income for the six months ended June 30, 2020 was $4,373,000, or $0.86 per share, compared to net income of $1,455,000, or $0.27 per share, for the six months ended June 30, 2019.

Excluding $189,000 of operating expenses related to addressing the COVID-19 pandemic, net income for the three months ended June 30, 2020 was $5,380,000, or $1.06 per share. Excluding one-time charges of $1,375,000 related to the retirement of senior executives and operating expenses of $207,000 related to addressing the COVID-19 pandemic, earnings were $5,955,000, or $1.17 per share, for the six months ended June 30, 2020.

At June 30, 2020, total assets amounted to $724.0 million, compared to $652.9 million at March 31, 2020, an increase of $71.2 million, or 10.9%. Contributing to asset growth was a $14.7 million increase in net loans, mainly driven by Paycheck Protection Program loans, and a $54.8 million increase in cash and cash equivalents as a result of strong deposit growth and the timing of loan sales proceeds.

William M. Parent, President and Chief Executive Officer, stated, “The second quarter of 2020 was a record quarter in earnings for our Company. We are very pleased with the strong performance of our mortgage banking operations, which achieved record levels of loans closed, loans sold, and net revenue from loan sales and origination activity. We continue our focused growth in core deposits, increasing our non-brokered deposit base by $63.9 million in the quarter, reflecting the benefit of government programs for consumers and small businesses, and an environment of increased savings. With the continuation of the COVID-19 pandemic, we worked diligently to assist customers by participating in the Paycheck Protection Program, facilitating loan payment deferrals with borrowers experiencing hardship because of the pandemic, and leveraging our digital platform to service customers remotely, while continuing to have the vast majority of our team work remotely as well. With a strong balance sheet and capital position, the Company is ready to manage our continued evolution through whatever challenges lie ahead.”

Second Quarter Operating Results

Net interest income increased by $244,000, or 5.4%, to $4.7 million for the three months ended June 30, 2020 from $4.5 million the same period in the prior year. This increase was primarily due to an increase in average interest-earning assets between periods of $39.5 million, or 6.4%, as the Company continued to leverage its strong capital base. The net interest margin decreased in the second quarter of 2020 to 2.88%, from 2.91% in the second quarter of 2019, due to deposit repricing lagging the decreasing interest-earning asset yields in a declining interest rate environment.

The Company recognized a provision for loan losses of $1.1 million for the quarter ended June 30, 2020 compared to a credit of $144,000 in the prior year quarter. The provision in the quarter ended June 30, 2020 included $154,000 representing the estimate of probable incurred losses associated with the impact of the COVID-19 pandemic. At June 30, 2020, higher loss factors were assigned to each major loan portfolio category based on their level of risk, taking into consideration the deterioration in economic conditions given stay-at-home orders and sharply increased unemployment in our local marketplace. The allowance for loan losses was 1.22% and 0.90% of total loans at June 30, 2020 and December 31, 2019, respectively, and was 186.0% and 131.4% of non-performing loans at June 30, 2020 and December 31, 2019, respectively.

Non-interest income increased $7.6 million, or 130.6%, to $13.5 million for the quarter ended June 30, 2020 from $5.9 million in the quarter ended June 30, 2019, principally due to an increase of $9.3 million in the net gain on loan origination and sale activities. Sold mortgage loans reached a record volume of $442.9 million in the second quarter of 2020. The increase in the gain on loan origination and sale activities was partially offset by a decrease in net mortgage servicing fees due to a fair value adjustment for mortgage servicing rights of $1.5 million given expectations of higher prepayments.

Non-interest expenses increased $2.5 million to $11.4 million in the quarter ended June 30, 2020 from $8.9 million in the quarter ended June 30, 2019. The increase is principally due to an increase in salaries and employee benefits of $2.3 million, mainly related to higher commissions and incentives associated with increased residential loan production, as well as COVID-19 pandemic-related compensation of $101,000 for front-line and quarantined employees.

Occupancy and equipment expenses increased $195,000 in the quarter ended June 30, 2020 over the prior year period, partly as a result of increased spending on cleaning and supplies related to the COVID-19 pandemic of $70,000, in addition to increased depreciation of furniture, fixtures and equipment that are expected to be retired as we consolidate our administrative office space in light of prolonged remote working arrangements for certain back-office staff.

Other non-interest expenses comprising professional fees, marketing, FDIC insurance and other non-interest expenses increased by $1,000 in the quarter ended June 30, 2020 versus the prior year period as a result of a combination of factors.

Marketing and certain operating expenses declined as a result of lower deposit customer activity while stay-at-home orders were in effect. Those reductions were offset by higher costs related to elevated mortgage loan production.

Income tax expense of $594,000 for the quarter ended June 30, 2020 consists solely of a state income tax provision which is based on the projected effective state tax rate for the year.

The Company has a net operating loss carryforward (“NOL”) for federal tax purposes of $10.8 million. Since 2014, the NOL, as well as other deferred tax assets, have been subject to a full valuation allowance, which totaled $1.2 million at June 30, 2020. We evaluate the tax valuation allowance on a quarterly basis. Based primarily on an assessment of historical operating results, we concluded that the valuation allowance should be maintained at June 30, 2020.

Year-to-Date Operating Results

Net interest income increased by $289,000, or 3.3%, for the six months ended June 30, 2020 compared to the same period in the prior year. This increase was driven by an increase in average interest-earning assets between periods of $35.8 million, or 6.0%. The net interest margin decreased in the first half of 2020 to 2.89%, from 2.97% in the first half of 2019, due to deposit repricing lagging the decreasing interest-earning asset yields in a declining interest rate environment.

The Company recognized a provision for loan losses of $1.8 million for the six months ended June 30, 2020 compared to a credit of $144,000 in the prior year period. The provision in the first half of 2020 included $511,000 representing the estimate of probable incurred losses associated with the impact of the COVID-19 pandemic. At June 30, 2020, higher loss factors were assigned to each major loan portfolio category based on their level of risk, taking into consideration the

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

deterioration in economic conditions given stay-at-home orders and sharply increased unemployment in our local marketplace.

Non-interest income increased $10.6 million, or 113.9%, to $20.0 million for the six months ended June 30, 2020 from $9.3 million in the six months ended June 30, 2019, principally due to an increase of $13.8 million in the net gain on loan origination and sale activities. Mortgage loans sold were $657.9 million in the first half of 2020. The increase in the gain on loan origination and sale activities was partially offset by a decrease in net mortgage servicing fees due to a fair value adjustment for mortgage servicing rights of $3.1 million in the six months ended June 30, 2020, given expectations of higher prepayments. The fair value adjustment for mortgage servicing rights was $114,000 in the six months ended June 30, 2019.

Non-interest expenses increased $5.5 million, or 32.9%, to $22.3 million for the six months ended June 30, 2020 from $16.8 million for the six months ended June 30, 2019. Non-interest expenses in the first half of 2020 included one-time charges of $1,375,000 related to the retirement of senior executives as well as $207,000 of COVID-19 pandemic-related expenses.

In the first half of 2020, salaries and employee benefits increased $5.0 million, including one-time charges of $1.4 million for the retirement of senior executives, higher commissions and incentives associated with higher residential loan production, and COVID-19 pandemic-related compensation of $101,000 for front-line and quarantined employees.

Occupancy and equipment expenses increased $238,000 in the first half of 2020 over the prior year period, partly as a result of increased spending on cleaning and supplies related to the COVID-19 pandemic of $106,000, as well as increased depreciation of furniture, fixtures and equipment that are expected to be retired as we consolidate our administrative office space in light of prolonged remote working arrangements for certain back-office staff.

Professional fees in the first half of 2020 increased $80,000 over the prior year period, primarily related to management succession planning costs. Spending on marketing in the first half of 2020 was $65,000 less than in the prior year period due to fewer marketing campaigns while our communities are subject to a stay-at-home order. The increase of $310,000 in other non-interest expenses in the first half of 2020 was driven mainly by costs related to higher mortgage loan production.

Income tax expense of $605,000 for the six months ended June 30, 2020 consists solely of a state income tax provision which is based on the projected effective state tax rate for the year.

Balance Sheet

At June 30, 2020, total assets amounted to $724.0 million compared to $631.0 million at December 31, 2019, an increase of $93.0 million, or 14.7%. Contributing to asset growth was a $21.8 million increase in net loans, mainly driven by the issuance of 177 Paycheck Protection Program loans for $15.1 million, as well as smaller increases in residential and commercial real estate loans. In addition, cash and cash equivalents increased by $67.8 million in the first half of 2020, mainly as a result of strong core growth in deposits and the timing of cash proceeds from loan sales. Loans held for sale decreased by $1.1 million to $61.7 million at June 30, 2020 from $62.8 million at December 31, 2019.

The increase in total assets was funded by deposit growth. Non-brokered deposits totaled $483.0 million at June 30, 2020, increasing by $76.8 million, or 18.9%, in the first half of 2020. Driving the growth in non-brokered deposits included customers’ receipt of government stimulus, Paycheck Protection Program loan proceeds which were deposited with us, and our focus on deposit gathering prior to the onset of the COVID-19 pandemic. Brokered deposits declined by $34.9 million to $56.0 million at June 30, 2020, from $90.9 million at December 31, 2019. Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank advances increased by $42.6 million to $87.0 million at June 30, 2020, from $44.4 million at December 31, 2019, given the funding of our Paycheck Protection Program loans and other loans with FHLB and Federal Reserve Bank advances, which were a relatively cheaper source of wholesale funding during the first quarter of the year.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Total stockholders’ equity was $84.5 million at June 30, 2020 compared to $78.5 million at December 31, 2019. The increase of $6.1 million relates mainly to net income in the period of $4.4 million and an increase in the fair value of available-for-sale securities, net of taxes, of $1.7 million. In addition, the Company repurchased $1.2 million of shares during the first half of 2020, and equity adjustments related to the stock benefit plan and employee stock ownership plan amounted to $1.2 million in the period.

COVID-19 Impact

In response to the impact of the COVID-19 pandemic on our customers and our business, the Company implemented a series of measures through the date of this release, including participation in the Small Business Administration’s Paycheck Protection Program, for which we funded $15.1 million of loans through June 30, 2020, and granting payment deferrals for residential mortgage, home equity and certain commercial borrowers who were current in their payments. Depending on the circumstances of the borrowers, the forbearance calls for a reduced or full deferral of payment. Please refer to the Loan Payment Deferrals and COVID-19 Most Impacted Sectors for statistics on loan payment deferrals and the commercial loan sectors we believe could be exposed to the economic impact of the COVID-19 pandemic.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Stoughton, Massachusetts, eight loan production offices located throughout Massachusetts and one loan production office in Southern New Hampshire.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the negative impacts and disruptions of the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of economic contraction as a result of the COVID-19 pandemic; the effects of continued deterioration in employment levels, general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in consumer behavior due to changing political, business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, non-interest income to total income, the efficiency ratio, tangible book value per share and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30,	December 31,
	2020	2019

Assets
Cash and due from banks	$3,922	$4,371
Interest-bearing deposits	72,081	3,881
Total cash and cash equivalents	76,003	8,252

Certificates of deposit	490	490
Securities available for sale, at fair value	54,462	57,503
Loans held for sale, at fair value	61,673	62,792
Loans, net of allowance for loan losses of $6,059 in 2020 and $4,280 in 2019	490,938	469,131
Federal Home Loan Bank of Boston stock, at cost	4,072	2,417
Accrued interest receivable	1,760	1,393
Mortgage servicing rights, net	8,094	8,556
Premises and equipment, net	5,313	5,748
Bank-owned life insurance	8,532	8,441
Foreclosed real estate, net	132	-
Other assets	12,572	6,281

Total assets	$724,041	$631,004

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$89,014	$61,603
Interest bearing	393,980	344,581
Brokered	55,972	90,858
Total deposits	538,966	497,042

Federal Reserve Bank advances	15,010	-
Federal Home Loan Bank of Boston advances	71,944	44,403
Mortgagors' escrow accounts	1,824	2,052
Post-employment benefit obligations	2,319	2,464
Other liabilities	9,449	6,581
Total liabilities	639,512	552,542

Stockholders' Equity:
Common stock	55	56
Additional paid-in capital	51,013	51,127
Retained earnings	36,130	31,757
ESOP-Unearned compensation	(3,850)	(3,944)
Accumulated other comprehensive income (loss), net of tax	1,181	(534)
Total stockholders' equity	84,529	78,462

Total liabilities and stockholders' equity	$724,041	$631,004

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Interest and dividend income:
Loans	$5,723	$6,058	$11,343	$11,646
Other interest and dividend income	336	396	769	824
Total interest and dividend income	6,059	6,454	12,112	12,470

Interest expense	1,326	1,965	2,955	3,603

Net interest income	4,733	4,489	9,157	8,867
Provision for loan losses	1,068	(144)	1,792	(144)
Net interest income after provision for loan losses	3,665	4,633	7,365	9,011

Non-interest income:
Customer service fees	266	362	573	691
Gain on loan origination and sale activities, net	14,370	5,078	21,514	7,716
Mortgage servicing fees, net	(1,354)	224	(2,608)	543
Other	217	201	472	378
Total non-interest income	13,499	5,865	19,951	9,328
Non-interest expenses:
Salaries and employee benefits	8,402	6,092	16,527	11,504
Occupancy and equipment	838	643	1,537	1,299
Professional fees	230	287	635	555
Marketing	152	180	304	369
FDIC insurance	39	115	96	146
Other non-interest expenses	1,718	1,556	3,239	2,928
Total non-interest expenses	11,379	8,873	22,338	16,801
Income before income taxes	5,785	1,625	4,978	1,538
Income tax expense	594	119	605	83

Net income	$5,191	$1,506	$4,373	$1,455

Net income per share (basic and diluted)	$1.02	$0.28	$0.86	$0.27

Weighted average shares outstanding	5,092,490	5,455,679	5,107,700	5,467,057

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Averages Balances/Yields

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended June 30,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$576,964	$5,723	3.97%	$558,643	$6,058	4.34%
Investment securities(2) (3)	58,119	332	2.28%	53,947	373	2.77%
Interest-earning deposits	22,918	5	0.09%	5,915	26	1.76%
Total interest-earning assets	658,001	6,060	3.68%	618,505	6,457	4.18%
Noninterest-earning assets	40,156			23,820
Total assets	$698,157			$642,325
Interest-bearing liabilities:
Savings accounts	158,427	233	0.59%	103,849	106	0.41%
NOW accounts	46,593	50	0.43%	39,130	49	0.50%
Money market accounts	71,396	122	0.68%	61,361	232	1.51%
Term certificates	159,224	677	1.70%	169,740	834	1.97%
Total interest-bearing deposits	435,640	1,082	0.99%	374,080	1,221	1.31%
FHLBB and FRB advances	79,133	244	1.23%	118,364	744	2.51%
Total interest-bearing liabilities	514,773	1,326	1.03%	492,444	1,965	1.60%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	77,947			62,377
Other noninterest-bearing liabilities	22,893			8,270
Total liabilities	615,613			563,091
Total stockholders' equity	82,544			79,234
Total liabilities and stockholders' equity	$698,157			$642,325
Net interest income		$4,734			$4,492
Interest rate spread(4)			2.65%			2.58%
Net interest-earning assets(5)	$143,228			$126,061
Net interest margin(6)			2.88%			2.91%

Ratio of interest-earning assets to interest-bearing liabilities	127.82%			125.60%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $1,000 and $3,000 for the three months ended June 30, 2020 and 2019, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Averages Balances/Yields

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$554,053	$11,343	4.09%	$537,549	$11,646	4.33%
Investment securities(2) (3)	58,459	711	2.43%	54,551	777	2.85%
Interest-earning deposits	20,688	61	0.59%	5,258	54	2.05%
Total interest-earning assets	633,200	12,115	3.83%	597,358	12,477	4.18%
Noninterest-earning assets	35,965			24,462
Total assets	$669,165			$621,820
Interest-bearing liabilities:
Savings accounts	146,635	516	0.70%	102,912	188	0.37%
NOW accounts	42,821	101	0.47%	39,851	97	0.49%
Money market accounts	74,895	321	0.86%	66,384	461	1.39%
Term certificates	173,939	1,570	1.81%	166,704	1,634	1.96%
Total interest-bearing deposits	438,290	2,508	1.14%	375,851	2,380	1.27%
FHLBB and FRB advances	63,118	447	1.42%	97,259	1,222	2.51%
Total interest-bearing liabilities	501,408	2,955	1.18%	473,110	3,602	1.52%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	70,333			62,063
Other noninterest-bearing liabilities	16,221			7,952
Total liabilities	587,962			543,125
Total stockholders' equity	81,204			78,695
Total liabilities and stockholders' equity	$669,166			$621,820
Net interest income		$9,160			$8,875
Interest rate spread(4)			2.65%			2.65%
Net interest-earning assets(5)	$131,792			$124,248
Net interest margin(6)			2.89%			2.97%

Ratio of interest-earning assets to interest-bearing liabilities	126.28%			126.26%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $3,000 and $7,000 for the six months ended June 30, 2020 and 2019, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2020 v. 2019
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$194	$(529)	$(335)
Investment securities	27	(68)	(41)
Interest-earning deposits	21	(42)	(21)
Total interest-earning assets	242	(639)	(397)
Interest-bearing liabilities:
Savings accounts	69	58	127
NOW accounts	9	(8)	1
Money market accounts	33	(143)	(110)
Term certificates	(49)	(108)	(157)
Total interest-bearing deposits	62	(201)	(139)
FHLBB and FRB advances	(197)	(303)	(500)
Total interest-bearing liabilities	(135)	(504)	(639)

Change in net interest income	$377	$(135)	$242

	Six Months Ended
	June 30, 2020 v. 2019
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$351	$(654)	$(303)
Investment securities	53	(119)	(66)
Interest-earning deposits	68	(61)	7
Total interest-earning assets	472	(834)	(362)
Interest-bearing liabilities:
Savings accounts	103	225	328
NOW accounts	7	(3)	4
Money market accounts	53	(193)	(140)
Term certificates	69	(133)	(64)
Total interest-bearing deposits	232	(104)	128
FHLBB and FRB advances	(346)	(429)	(775)
Total interest-bearing liabilities	(114)	(533)	(647)

Change in net interest income	$586	$(301)	$285

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended June 30, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$3,944	$789	$4,733
Provision for loan losses	1,068	-	1,068

Net interest income after provision for loan losses	2,876	789	3,665

Non-interest income:
Customer service fees	245	21	266
Gain on loan origination and sale activities, net (1)	-	14,736	14,736
Mortgage servicing fees, net	(95)	(1,258)	(1,353)
Other	85	132	217
Total non-interest income	235	13,631	13,866

Non-interest expenses:
Salaries and employee benefits	1,925	6,476	8,401
Occupancy and equipment	465	374	839
Other non-interest expenses	1,057	1,082	2,139
Total non-interest expenses	3,447	7,932	11,379

Income (loss) before income taxes and elimination of inter-segment profit	$(336)	$6,488	6,152

Elimination of inter-segment profit			(367)
Income before income taxes			5,785

Income tax expense			594
Net income			$5,191

(1)	Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended June 30, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,161	$328	$4,489
Credit for loan losses	(144)	-	(144)

Net interest income after credit for loan losses	4,305	328	4,633

Non-interest income:
Customer service fees	322	40	362
Gain on loan origination and sale activities, net (1)	-	5,299	5,299
Mortgage servicing fees, net	(92)	316	224
Other	97	104	201
Total non-interest income	327	5,759	6,086

Non-interest expenses:
Salaries and employee benefits	1,786	4,306	6,092
Occupancy and equipment	370	273	643
Other non-interest expenses	1,298	840	2,138
Total non-interest expenses	3,454	5,419	8,873

Income before income taxes and elimination of inter-segment profit	$1,178	$668	1,846

Elimination of inter-segment profit			(221)
Loss before income taxes			1,625

Income tax expense			119
Net income			$1,506

(1)	Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended June 30, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$7,937	$1,220	$9,157
Provision for loan losses	1,792	-	1,792

Net interest income after provision for loan losses	6,145	1,220	7,365

Non-interest income:
Customer service fees	518	55	573
Gain on loan origination and sale activities, net (1)	-	22,209	22,209
Mortgage servicing fees, net	(182)	(2,426)	(2,608)
Other	225	247	472
Total non-interest income	561	20,085	20,646

Non-interest expenses:
Salaries and employee benefits (2)	5,023	11,504	16,527
Occupancy and equipment	869	668	1,537
Other non-interest expenses	2,203	2,071	4,274
Total non-interest expenses	8,095	14,243	22,338

Income (loss) before income taxes and elimination of inter-segment profit	$(1,389)	$7,062	5,673

Elimination of inter-segment profit			(695)
Income before income taxes			4,978

Income tax expense			605
Net income			$4,373

(1)	Before elimination of inter-segment profit

(2)

Salaries and benefits include the severance and vested stock acceleration costs related to the retirement of the CEO and CFO of the Bank. The total cost of this event was $1.38 million, of which $1.03 million was allocated to the Bank segment and the remainder, $344,000, was allocated to the mortgage segment.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended June 30, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$8,343	$524	$8,867
Credit for loan losses	(144)	-	(144)

Net interest income after credit for loan losses	8,487	524	9,011

Non-interest income:
Customer service fees	617	74	691
Gain on loan origination and sale activities, net (1)	-	8,093	8,093
Mortgage servicing fees, net	(180)	723	543
Other	222	156	378
Total non-interest income	659	9,046	9,705

Non-interest expenses:
Salaries and employee benefits	3,325	8,179	11,504
Occupancy and equipment	770	529	1,299
Other non-interest expenses	2,252	1,746	3,998
Total non-interest expenses	6,347	10,454	16,801

Income (loss) before income taxes and elimination of inter-segment profit	$2,799	$(884)	1,915

Elimination of inter-segment profit			(377)
Income before income taxes			1,538

Income tax expense			83
Net income			$1,455

(1)	Before elimination of inter-segment profit

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income - GAAP basis	$5,191	$1,506	$4,373	$1,455

Non-interest expense adjustments:
Retirement salary and benefits compensation	-	-	692	-
Accelerated vesting of stock-based compensation	-	-	683	-
COVID-19 related expenses	189	-	207	-
Net income - Non-GAAP basis	$5,380	$1,506	$5,955	$1,455

Non-GAAP net income per share (basic and diluted)	$1.06	$0.28	$1.17	$0.27

Weighted average shares outstanding	5,092,490	5,455,679	5,107,700	5,467,057

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the		At or for the
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Return on average assets: (1, 5)
GAAP	2.97%	0.94%	1.31%	0.47%
Non-GAAP (2)	3.08%	0.94%	1.78%	0.47%

Return on average equity: (1, 6)
GAAP	25.16%	7.60%	10.77%	3.70%
Non-GAAP (2)	26.07%	7.60%	14.67%	3.70%

Net interest margin	2.88%	2.91%	2.89%	2.97%

Non-interest income to total income:
GAAP	74.04%	56.64%	68.54%	51.27%

Efficiency ratio: (7)
GAAP	62.41%	85.70%	76.74%	92.34%
Non-GAAP (2)	61.38%	85.70%	71.31%	92.34%

Tier 1 capital to average assets (3)	11.93%	12.41%	11.93%	12.41%

Nonperforming assets as a percentage of total assets (4)	0.47%	0.37%	0.47%	0.37%

Allowance for loan losses as a percentage of total loans (4)	1.22%	0.91%	1.22%	0.91%

Allowance for loan losses as a percentage of non-performing loans	186.60%	179.44%	186.60%	179.44%

Tangible book value per share	$15.43	$13.70	$15.43	$13.70

(1)	Annualized for quarterly periods presented.
(2)	See page 14 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on a quarterly basis for all periods presented
(4)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by the sum of net interest income and non-interest income.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

Loan Payment Deferrals

	As of July 21, 2020
	Commercial loans	Residential loans	Residential loans serviced for others
	(Dollars in thousands)
Balance outstanding	$172,748	$305,849	$1,365,234

COVID-19 related loan payment deferrals: (1)
Loans in COVID-19-related loan payment deferral	$33,466	$12,428	$40,651
Loans in deferral as a percentage of category loans	19.4%	4.1%	3.0%
Loans with suspended payment	$33,466	$10,513	$26,928
Loans with reduced payment	-	1,915	13,723

Loans which obtained a COVID-19-related payment deferral but
have since resumed payment	$5,461	$5,893	$23,667
Loans reinstated (borrower paid any unpaid principal and interest)	-	1,293	6,426
Loans on a repayment plan	-	-	685
Loans which resumed payment but deferred principal and/or
interest payments to maturity (2)	5,461	4,600	15,922
Loans which were paid off completely	-	-	160
Other loans	-	-	474

(1)	Includes commercial loans that have been approved for loan payment deferral but for which documentation is closing or pending.

(2)	Includes commercial loan for which maturity was extended.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

COVID-19 Highly Impacted Sectors

	As of June 30, 2020
	Exposure Balance				Exposure by Risk Weighting
							Balance
		Real	Commercial				with
		Estate	&				Deferred
Industry (1)	Total	Secured	Industrial (2)	Construction	Pass	Criticized	Payments
	(Dollars in thousands)
Group home/care facility	$1,123	$1,123	$-	$-	$1,123	$-	$-
Hotels/hospitality	12,560	12,526	34	-	-	12,560	12,560
Restaurants/food service	6,804	1,637	5,167	-	6,180	624	1,805
Retail/shopping center	22,731	18,056	-	4,675	22,731	-	8,261
Other sectors (3)	9,747	9,432	315	-	9,597	150	9,747
Total loans in COVID-19 impacted sectors	$52,965	$42,774	$5,516	$4,675	$39,631	$13,334	$32,373
Percentage of commercial loans outstanding	30.5%	31.7%	24.0%	29.0%
Commercial loans outstanding	$173,794	$134,750	$22,940	$16,104
Loan to value secured by real estate (4)		51.5%		75.0%
Restaurant/food service loans
to enterprise value (2)			60.3%

(1)

This disclosure focuses on industries with balances that are significant to the portfolio at June 30, 2020 and omits industries affected by the COVID-19 pandemic (oil and gas, transportation, etc.) to which the Company has minimal or no exposure.

(2)

Commercial & Industrial loans primarily relate to restaurant franchises for which enterprise value is determined as a multiple of revenue or earnings before interest, taxes, depreciation, and amortization.

(3)	Includes customers operating in various sectors which have been impacted by COVID-19.

(4)	Loan to value secured by real estate equals the exposure balance divided by the most recent appraised value.